UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

GLOBAL HEALTHCARE REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, Colorado 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION

Effective October 1, 2018, Global Abbeville Property, LLC (“GAP”), a wholly-owned subsidiary of Global Healthcare REIT, Inc. (the “Company”) entered into a revolving credit line promissory note in favor of Colony Bank (the “Note”). The Note evidences a straight line of credit, guaranteed by the Company, bearing an interest rate of 6.5% per annum, payable on demand or, if no demand, due and payable on March 30, 2019. The maximum amount of credit is $200,365 and is to be used for continuing renovations. The credit line is secured by an existing Security Deed in favor of Colony Bank dated May 25, 2017 and is cross-collateralized with the Company’s skilled nursing facility in Eastman, Georgia which is also financed by Colony Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: October 10, 2018	/s/ Zvi Rhine
Zvi Rhine, President

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